ACQUISITION CAPITAL GROUP, INC. SUBSCRIPTION AGREEMENT

Gentlemen:

The Investor named below, by payment of the purchase price for such Common Shares, by the delivery of a check payable to ACQUISITION CAPITAL GROUP, hereby subscribes for the purchase of the number of Common Shares indicated below of Acquisition Capital Group, at a purchase of $0.30 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A. INVESTMENT:	(1)	Number of Shares ___________________________

	(2)	Total Contribution ($0.30/Share) $__________

Date of Investor's check ___________

B. REGISTRATION:

	(3)	Registered owner: __________________________

Co-Owner: __________________________________

	(4)	Mailing address: ___________________________

City, State & zip: _________________________

	(5)	Residence Address (if different from above):

	(6)	Birth Date: ______/______/______

	(7)	Employee or Affiliate: Yes ______ No ______

	(8)	Social Security: #: ______/______/______

U.S. Citizen ☐ Other ☐

Co-Owner Social Security:

#: ______/______/______

U.S. Citizen ☐ Other ☐

Corporate or Custodial:

Taxpayer ID #: ______/______/______

U.S. Citizen ☐ Other ☐

	(9)	Telephone (H) ( ) ______________________

C. OWNERSHIP	☐	Individual Ownership ☐ IRA or Keogh

	☐	Joint Tenants with Rights of Survivorship

	☐	Trust/Date Trust Established_______________

	☐	Pension/Trust (S.E.P.)

	☐	Tenants in Common ☐ Tenants by th Entirety

	☐	Corporate Ownership ☐ Partnership

	☐	Other_____________________

D.  SIGNATURES

Registered Owner: _____________________________

Co-Owner:         _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

Acquisition Capital Group, Inc.
50 Federal Street
Newburyport, MA 01950
Telephone: 978-255-2949

____________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

____________________________________________________________________

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.